UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12.

Navistar International Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive Lisle Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2

Below is a script for Navistar International Corporation’s (“Navistar’s”) discussions with its employees, regarding frequently asked questions with respect to proposed acquisition of Navistar by TRATON SE (“TRATON”).

TRATON/NAVISTAR – AGREED TRANSACTION ANNOUNCEMENT – MASTER Q&A

Overall / Strategic

1.	Why is TRATON acquiring Navistar?

•
This combination will create a global champion in commercial vehicles with enhanced scale, a strong portfolio of best-in-class brands, and a clear leader in cutting-edge products, technologies, and services.

•
TRATON will gain access to the North American truck and bus market through Navistar’s expansive distribution network, strongly complementing TRATON’s existing footprint, and the combined company will be a global leader.

•	Over the past four years, both TRATON and Navistar have benefited from a highly collaborative and productive strategic alliance on procurement and technology development.

•
As we’ve worked together, we have recognized that there are compelling strategic and financial benefits from a combination of Navistar and TRATON. We see this as a logical next step in our relationship.

2.	Why is Navistar entering into the transaction now?

•
The Navistar Board of Directors believes that TRATON’s offer at $44.50 per share delivers compelling, immediate, and substantial cash value to shareholders and is in the best interests of the company, its shareholders and its other stakeholders.

•
After thoroughly reviewing a range of possible strategic opportunities for maximizing value, Navistar’s Board of Directors determined this transaction is in the best interests of the company’s shareholders and other stakeholders.

•	Combining our companies will create a global leader with significantly enhanced prospects for product development and financial performance.

•
Over the past four years, both TRATON and Navistar have benefited from a highly collaborative and productive strategic alliance on procurement and technology development. The combination is a logical next step in the TRATON-Navistar relationship and builds off the success of the strategic alliance.

3.	How will this transaction be different than the current strategic alliance?

•	The strategic alliance was a successful partnership that included an equity investment of 16.7% ownership of Navistar by TRATON.

•	This transaction will result in TRATON acquiring the remaining outstanding common shares of Navistar for $44.50 per share.

•
A full combination of the companies will allow both Navistar and TRATON to pursue additional synergies beyond what was possible in the strategic alliance, including additional cost savings, a full integration of R&D capabilities and cost of capital opportunities.

•	Additionally, we see new revenue opportunities for growth in products and services by leveraging Navistar’s extensive dealer network.

4.	TRATON made its initial proposal on January 30, 2020. Why has this transaction process taken so long?

•	These types of processes can often take some time, especially when you factor in the global pandemic’s impact on the macroeconomic and operating environment.

•
We’re proud to have emerged from the pandemic stronger and more resilient, having been able to accelerate Navistar 4.0 and having realized some permanent SG&A savings, positioning us well for a combination at this time.

•
After thoroughly reviewing the revised proposal from TRATON in consultation with its financial and legal advisors, the Board determined this transaction was in the best interest of the company, its shareholder, and other stakeholders.

5.	Do you expect any adverse reactions from your customer base, dealer network or suppliers?

•	This is a highly complementary transaction for both parties, combining Navistar’s North American footprint with TRATON’s presence mainly in Europe and South America.

•	TRATON’s commitment, financial resources and capabilities will strengthen Navistar’s position in core markets, which will result in significant benefits for Navistar customers, dealers, and suppliers.

•	TRATON will leverage Navistar’s operations to pursue growth in North America and related markets.

•	We are excited about this transaction and are confident that our key stakeholders will share our enthusiasm for what lies ahead.

6.	Will the Company maintain the Navistar name and brand?

•	There are no changes planned at this time. Today it is business as usual for Navistar.

Closing / Next Steps

7.	When is the deal expected to close?

•	The transaction is expected to close in mid 2021 and is subject to Navistar shareholder approval as well as customary closing conditions and regulatory approvals.

8.	What are the next steps in the transaction and what is the timeline for integration?

•
The transaction is expected to close in mid 2021 and is subject to customary closing conditions, including approval from Navistar’s shareholders and the receipt of regulatory approvals such as HSR and foreign country antirust approvals.

•
Operationally, it is business as usual for Navistar until the closing of the transaction. We will continue to support our customers, dealers, and business partners throughout this process, and we remain committed to delivering the best quality and service.

9.	What regulatory approvals does this transaction require and does Navistar see any challenges in obtaining them?

•	The transaction is subject to customary closing conditions, including approval from Navistar shareholders and the receipt of regulatory approvals such as HSR and foreign country antitrust approvals.

Financial / Investors

10.	How does this transaction compare to past transactions in the sector from a price perspective?

•
The Navistar Board of Directors firmly believes that TRATON’s offer at $44.50 per share delivers compelling, immediate, and substantial cash value to shareholders and is in the best interests of the company and its shareholders and other stakeholders.

11.	Where are the synergies coming from and how confident is TRATON in its ability to achieve them?

•	Navistar and TRATON will create a complementary business with significant synergy opportunities.

•
The acquisition of Navistar will significantly leverage TRATON’s positioning in North America, one of the biggest and most profitable markets for heavy trucks. Together the companies can enhance scale and reach in key markets as well as pursue further synergies.

12.	Will Navistar remain listed on the NYSE?

•	No. Following the transaction close in mid 2021, Navistar will be owned and operated by TRATON and will no longer be listed on NYSE.

13.	Was this transaction pushed for by one of Navistar’s major shareholders (e.g. Icahn or MHR)?

•
Navistar’s Board of Directors has always been committed to maximizing value for shareholders and the Board strongly believes that a transaction with TRATON delivers compelling, immediate, and substantial cash value to shareholders.

•
After thoroughly reviewing a range of possible strategic opportunities for maximizing value, the Board determined this transaction was in the best interests of the company, its shareholders, and other stakeholders.

•	Icahn and MHR are supportive of the transaction and have provided voting agreements pledging to support the transaction, subject to customary exceptions, in their respective shareholder capacities.

Employees & Operations

14.	Will there be any layoffs at Navistar as a result of the transaction?

•
Operationally, it is business as usual for Navistar until closing of the transaction. Supporting our customers, dealers, and business partners is of the upmost importance, and we remain committed to delivering the best quality and service.

•	We expect Navistar will become an even more attractive employer, with employees enjoying new opportunities.

•	TRATON and Navistar have developed a close relationship over the course of the strategic relationship, and we believe this combination is appropriate from both a strategic and cultural point of view.

•	The benefits of the proposed transaction would not be predicated on plant closures.

•
The two companies complement each other in many areas. Currently, TRATON has no presence in the North American truck and bus market and will use this transaction to grow by utilizing Navistar’s plants, dealers, and employees.

15.	How will union workers be affected?

•
Operationally, it is business as usual for Navistar until closing of the transaction. Supporting our customers, dealers, and business partners is of the upmost importance, and we remain committed to delivering the best quality and service.

•	TRATON currently has a unionized workforce and has a well-established track record of working with, listening to and respecting the rights of its workforce.

16.	Will this affect the Navistar employee pensions or benefits?

•	Existing retirement and benefit plans will continue.

•	Navistar’s current compensation and benefit programs will continue through closing and TRATON has committed to providing substantially similar benefits for at least one year after the transaction.

17.	What Navistar facilities will be impacted? If there are closures, what is the timeline for these?

•	The benefits of this proposed transaction would not be predicated on plant closures.

•	Currently, TRATON has no presence in the North American truck and bus market and will use this transaction to grow by utilizing Navistar’s plants, dealers, and employees.

18.	What will happen to Navistar’s headquarters in Lisle, Illinois?

•	There are no changes planned as a result of the merger announcement.

19.	How will this change day-to-day operations?

•	Operationally, it is business as usual for Navistar.

•	Supporting our customers, dealers, and business partners is of the upmost importance, and we remain committed to delivering the best quality and service.

20.	Will this transaction change Navistar’s business model?

•	The combination is the logical next step in the TRATON-Navistar relationship and builds off the success of the two companies’ strategic alliance, which has been in place since 2017.

•
TRATON will gain access to the North American truck and bus market through Navistar’s expansive distribution network, strongly complementing TRATON’s existing footprint, and the combined company will be a true global leader.

21.	Will Navistar stop making any of its current products? If so, when?

•	The combination will create opportunities for additional business growth, not only in North America, but globally.

•	The transaction will also provide Navistar with the financial stability and strength to drive further investments in product, technology, and markets, which will allow us to grow market share.

•	Today it is business as usual for Navistar.

22.	Will my base pay change?

•	Navistar’s current compensation and benefit programs will continue to be relatively similar through closing and for at least one year after the transaction.

23.	What happens to the Annual and Special Incentive Programs?

•	The Fiscal Year 2021 Annual Incentive Plan recently communicated with employees and the Special Incentive Program will remain the same.

24.	What happens to our Long Term Incentive Program?

•	Previous Long Term Incentive Grants will be cash settled either according to the original vesting schedule or accelerated at closing.

•	A detailed communication will be prepared for Long Term Incentive program participants prior to closing.

25.	How will Navistar’s culture change as a result of this?

•
TRATON has worked closely with Navistar for nearly four years, and they know Navistar and our employees well. Our goal is to continuously improve what we do and how we do it, and this includes our culture, so we look forward to any opportunities that might arise.

•	Being a European company TRATON will have different culture, governance and norms. We will learn about each other over time.

26.	Will we still be able to hire new employees?

•
Continuing our talent management processes are critical to the success of our business.  Consistent with our normal course of business and with customary approval processes, we can continue our hiring processes.

Customers

27.	What does this transaction mean for Navistar customers? Will there be any changes in existing contracts?

•
The combination will create new opportunities for business growth, including accelerating Navistar’s Vision 2025 customer experience, increasing scale for advanced vehicle technologies and business models, and securing sustainable strength for Navistar through the combined company’s stronger balance sheet.

•
Customers in particular will have new opportunities including increased access to world-leading technologies in internal combustion engines and safety and emerging technologies such as autonomous and electrification.

Suppliers

28.	What type of opportunities will this transaction present for suppliers?

•	The combination will create opportunities for additional business growth, not only in North America, but across the globe.

•
The transaction will also provide Navistar with the financial stability and strength to drive further investments in product, technology, and markets, which will allow us to aggressively grow market share.

29.	Will there be any complications for suppliers as a result of the transaction?

•	Operationally, it is business as usual for Navistar.

30.	Is Navistar concerned that its current suppliers will end their contracts [early / before Navistar is ready to switch over to using TRATON’s supplier network]?

•	No. The combination will create opportunities for additional business growth, not only in North America, but globally.

•	The transaction will also provide Navistar with the financial stability and strength to drive further investments in product, technology, and markets, which will allow us to grow market share.

31.	Navistar extended its long-term partnership with Cummins in August 2020. What will the transaction mean for this agreement? What will it mean for similar agreements Navistar has with suppliers?

•	There are no changes to existing contracts as a result of the merger announcement.

Dealers

32.	What types of opportunities will this transaction present for dealers?

•	TRATON will provide Navistar with access to world-leading advancements in engine development and safety and emerging technologies, including autonomous and electrification.

•	Navistar will have more opportunities to leverage advanced vehicle technologies and business models as well as increased access to a global manufacturing footprint and supplier base.

•	The combination will create new opportunities for business growth and securing sustainable strength through the combined company’s stronger balance sheet.

•	TRATON’s financial resources and capabilities will strengthen Navistar’s position in core markets, provide added resources to invest and grow Navistar’s business.

33.	Will there be any complications for dealers as a result of the transaction?

•
Operationally, it is business as usual for Navistar. Supporting our customers, dealers, and business partners is of the upmost importance, and we remain committed to delivering the best quality and service.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Navistar by TRATON.  In connection with the proposed acquisition, Navistar intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.  INVESTORS AND STOCKHOLDERS OF NAVISTAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NAVISTAR’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  Investors and stockholders of Navistar will be able to obtain the proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s web site, http://www.sec.gov.  The proxy statement is not currently available.

Participants in the Solicitation

Navistar, TRATON and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Navistar’s stockholders in respect of the proposed acquisition.  Information about the directors and executive officers of Navistar is set forth in the proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on January 6, 2020, and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, which was filed with the SEC on December 17, 2019.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Certain statements in this communication, that are not purely historical, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, each as amended.  Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact.  Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Navistar has no control.  These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition, including stockholder approval of the proposed acquisition, may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on Navistar’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts Navistar’s current plans and operations and potential difficulties in Navistar’s employee retention as a result of the proposed acquisition; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against Navistar or its directors or officers related to the proposed acquisition or the merger agreement between the parties to the proposed acquisition; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; and (viii) such other factors as are set forth in Navistar’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended October 31, 2019, its quarterly report on Form 10-Q for the period ended April 30, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events.  Navistar does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.  The inclusion of any statement in this communication does not constitute an admission by Navistar or any other person that the events or circumstances described in such statement are material.